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                                                                    EXHIBIT 21.1

                  List of Subsidiaries of Virata Corporation
                  ------------------------------------------

D2 Technologies, Inc.             California

Inverness Systems, Inc.           California

Inverness Systems, Ltd.           Israel

Virata Limited                    United Kingdom

Virata Santa Clara Corporation    Delaware

Virata Raleigh Corporation        Delaware

Virata Taiwan                     Taiwan